"Legg Mason Partners Income Trust:"

Legg Mason Partners High Income Fund
Legg Mason Partners Municipal High Income Fund
Legg Mason Partners Core Bond Fund
Legg Mason Partners Core Plus Bond Fund
Legg Mason Partners Diversified Strategic Income Fund



Sub-Item 77I (Terms of Securities)
Registrant incorporates by reference Registrant's Form 497
Supplement
"dated February 29, 2008 filed on February 29, 2008."
(Accession No. 000119312508043000)